LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING
The undersigned
hereby
constitutes and appoints Russell H. Plumb, William D. Johnston and
Melissa
Coyne or any of them, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% owner of Inhibitex, Inc. (the
"Company"), Forms 3, 4 and 5 (including any amendments to such Forms, whether filed prior to or after the date of this Power of Attorney) with respect to the securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder ("Section 16(a)").
The undersigned
hereby grants to such
attorneys-in-fact full power and authority do to and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a).
This Power
of Attorney shall remain in full
force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the
undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the
undersigned has caused this
Power of Attorney to be executed as of this 11th day of May, 2004


Name:
/s/ Russell M. Medford